UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2024

Beyond, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41850	87-0634302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

799 W. Coliseum Way Midvale, Utah	84047
(Address of principal executive offices)	(Zip code)

(801) 947-3100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	BYON	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.
Other Events

On June 10, 2024, Beyond, Inc. (the “Company”) entered into a Capital on DemandTM Sales Agreement (the “Sales Agreement”) with JonesTrading Institutional Services LLC (the “Sales Agent”) pursuant to which the Company may issue and sell from time to time shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), having an aggregate offering price of up to $200,000,000, to be offered from time to time through or to the Sales Agent as sales agent or principal.

The Sales Agreement provides that sales of Common Stock, if any, will be made (i) by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act or (ii) with the Company’s prior written consent, by any other method permitted by law and the rules and regulations of the New York Stock Exchange.  The Company is not obligated to sell any shares of Common Stock under the Sales Agreement and, if any such sales are made, there can be no assurance as to the price or prices at which such shares may ultimately be sold.  The offering will terminate upon the sale of all shares subject to the Sales Agreement or the termination of the Sales Agreement. The Company will pay the Sales Agent a commission of up to 2.0% of the aggregate gross sales price of shares sold through the Sales Agent pursuant to the Sales Agreement. The Company has agreed to reimburse the Sales Agent for certain specified expenses as provided in the Sales Agreement, and has also agreed to provide the Sales Agent with customary indemnification and contribution rights in respect of certain liabilities, including liabilities under the Securities Act of 1933, as amended.  The Sales Agreement also contains customary representations, warranties and covenants.

The Company intends to use any net proceeds it receives from the issuance and sale of shares pursuant to the Sales Agreement for working capital and other general corporate purposes.

The sale of shares, if any, under the Sales Agreement will be made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-280076), which was filed with the Securities and Exchange Commission (the “Commission”) June 10, 2024, and became automatically effective upon such filing, and a prospectus supplement to the base prospectus forming a part of such registration statement, which was filed by the Company with the Commission on June 10, 2024.

The foregoing description of the Sales Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Sales Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference. The representations, warranties and covenants contained in the Sales Agreement were made only for purposes of such agreement and are solely for the benefit of the parties to such agreement.

Latham & Watkins LLP, counsel to the Company, has issued an opinion to the Company, dated June 10, 2024, regarding the validity of the shares of Common Stock to be issued and sold pursuant to the Sales Agreement. A copy of the opinion is filed as Exhibit 5.1 to this Current Report.

This Current Report shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01.
Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Capital on DemandTM Sales Agreement, dated as of June 10, 2024, by and between Beyond, Inc. and JonesTrading Institutional Services LLC
5.1	Opinion of Latham & Watkins LLP
23.1	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 5.1 hereto)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 10, 2024

BEYOND, INC.

	By:	/s/ E. Glen Nickle
	Name:	E. Glen Nickle
	Title:	Chief Legal Officer